NEWS RELEASE

Coeur Reports Fourth Quarter and Full-Year 2015 Results
$14.32 Adjusted AISC per Realized Silver Equivalent Ounce1 in 2015 Represents 22% Decline
Full-Year Gold Production up 31% to 328,000 Ounces at 19% Lower Costs
Cash & Equivalents Remained Constant at $200 Million at Year-End
Chicago, Illinois - February 10, 2016 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported 2015 revenue of $646.1 million, adjusted EBITDA1 of $101.2 million, adjusted net loss1 of $0.75 per share, and cash flow from operating activities of $113.5 million. The Company sold 335,882 ounces of gold and 16.5 million ounces of silver during 2015, a 38% increase and a 5% decrease compared to 2014, respectively. Adjusted all-in sustaining costs per realized silver equivalent ounce1 of $14.32 for 2015 declined 22% compared to 2014 levels (16% decline assuming a constant 60:1 ratio).
Fourth quarter revenue was $164.2 million, adjusted EBITDA1 was $13.9 million, adjusted net loss1 was $0.27 per share, and cash flow from operating activities was $44.4 million. The Company sold 92,032 ounces of gold and 4.4 million ounces of silver during the fourth quarter. Fourth quarter all-in sustaining costs per realized silver equivalent ounce1 of $13.55 dropped 25% compared to the same quarter last year (18% decline assuming a constant 60:1 ratio).

Fourth Quarter 2015 Highlights

•	Silver equivalent[1] production totaled 9.5 million ounces. Silver production was 4.0 million ounces and gold production was 91,551 ounces as previously announced on January 11, 2016

•	Adjusted all-in sustaining costs were $13.55 per realized silver equivalent ounce[1]. Using a 60:1 equivalence, adjusted all-in sustaining costs were $15.66 per silver equivalent ounce[1]

•	Adjusted costs applicable to sales were $11.71 per realized silver equivalent ounce[1]. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.65

•	Adjusted EBITDA[1] was $13.9 million

•	Capital expenditures totaled $30.0 million, driven by development of the Jualin deposit at Kensington and development of the Guadalupe and Independencia underground deposits at Palmarejo

•
Wharf's gold equivalent production increased 38% to 32,231 ounces, leading to a 22% decline in costs applicable to sales per gold equivalent ounce[1] to $556 and quarterly free cash flow[3] of $16.9 million

•	Reduced total debt by approximately $54 million, or approximately 10%, at significant discount to par, resulting in a $16 million gain

•	Cash and equivalents of $200.7 million at December 31, 2015

•
Non-cash impairment charge of $313.3 million ($276.5 million net of tax) was recorded to reduce the carrying values of the Palmarejo and San Bartolomé mines, the Endeavor silver stream, and certain royalty assets to reflect lower gold and silver prices

Full-Year 2015 Highlights

•
Silver equivalent[1] production totaled 35.6 million ounces, at the high-end of Company guidance and 11% higher than 2014. Silver production was 15.9 million ounces, at the high-end of Company guidance. Gold production was 327,908 ounces, in-line with Company guidance and 31% higher than 2014

•
Adjusted all-in sustaining costs were $14.32 per realized silver equivalent ounce[1], a 22% reduction from 2014. Using a 60:1 equivalence, adjusted all-in sustaining costs were $16.16 per silver equivalent ounce[1], a 16% reduction from 2014

•
Adjusted costs applicable to sales were $11.87 per realized silver equivalent ounce[1], a 13% reduction from 2014. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.75, a 10% reduction from 2014

•	Adjusted costs applicable to sales per gold ounce[1] at Kensington were $798, 16% lower than 2014 and the lowest since production began in 2010

•	General and administrative expenses were $32.8 million, below Company guidance and down 20% compared to 2014

•	Adjusted EBITDA[1] was $101.2 million, a 19% increase over 2014 despite 18% and 9% lower average realized prices for silver and gold, respectively

•
Capital expenditures were $95.2 million, at the low-end of Company guidance, and consisted primarily of underground development at the Guadalupe and Independencia deposits at Palmarejo, development of the Jualin deposit at Kensington, and expansion of the crushing facility at Rochester

“Our fourth quarter capped a very solid year for the Company, driven by strong performance from our Palmarejo and Wharf mines. We met or exceeded all of the operating and financial guidance we provided for 2015. With all-in sustaining costs per silver equivalent ounce1 in the mid $13 level in the fourth quarter and expected to decline further, we can no longer be considered a high-cost producer. In fact, the rate at which we are reducing our costs and the extent of these reductions make us a clear industry leader. Despite further declines in silver and gold prices during the fourth quarter, our cash and equivalents remained consistent at over $200 million,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. "We expect this exciting transition to lead to strong, sustainable free cash flow as we begin mining higher grade material at Palmarejo and Kensington and as we realize the benefit of larger scale, more efficient mining at Rochester due to the significant investments we have made over the past three years.

"Our 2016 guidance is shown at the end of this release. It reflects the ongoing trend of quality production growth at lower costs from our diverse portfolio of five operating mines. Our overall liquidity remains strong and more than sufficient to complete the investments necessary to drive our transition to positive free cash flow later this year. It is also notable that our net debt-to-LTM-EBITDA has declined from 3.8x at the end of the third quarter of 2015 to 2.9x at the end of the fourth quarter due to lower total debt, a stable cash balance, and higher adjusted EBITDA at year-end 2015.

"Recent successful acquisitions have augmented the strong performance from our existing mines. The Wharf gold mine in South Dakota generated nearly $30 million in free cash flow during the ten months we owned it in 2015. At Palmarejo, we have now begun mining the high-grade Independencia silver and gold deposit we consolidated by acquiring Paramount Gold and Silver in April of last year. Together with the Guadalupe deposit located 800 meters away and significant exploration potential, the future of Palmarejo now appears to be very long, bright, and profitable.”

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Revenue	$646.1	$164.2	$162.6	$166.3	$153.0	$635.7	$140.6
Costs Applicable to Sales	$479.7	$125.3	$120.2	$119.1	$115.1	$477.9	$126.5
General and Administrative Expenses	$32.8	$8.8	$6.7	$8.5	$8.8	$40.8	$9.0
Adjusted EBITDA[1]	$101.2	$13.9	$31.4	$34.7	$23.7	$85.0	$7.8
Net Income (Loss)	$(367.2)	$(303.0)	$(14.2)	$(16.7)	$(33.3)	$(1,186.9)	$(1,079.1)
Net Income (Loss) Per Share	$(2.83)	$(2.28)	$(0.11)	$(0.12)	$(0.32)	$(11.59)	$(10.53)
Adjusted Net Income (Loss)[1]	$(96.6)	$(38.6)	$(21.8)	$(14.5)	$(19.2)	$(110.7)	$(37.5)
Adjusted Net Income (Loss)[1] Per Share	$(0.75)	$(0.27)	$(0.16)	$(0.11)	$(0.19)	$(1.08)	$(0.37)
Weighted Average Shares	129.6	145.0	135.5	135.0	102.6	102.4	102.4
Cash Flow From Operating Activities	$113.5	$44.4	$36.2	$36.9	$(4.0)	$53.5	$0.7
Capital Expenditures	$95.2	$30.0	$23.9	$23.7	$17.6	$64.2	$20.1
Cash, Equivalents & Short-Term Investments	$200.7	$200.7	$205.7	$205.9	$179.6	$270.9	$270.9
Total Debt[2]	$490.4	$490.4	$546.0	$547.7	$513.5	$468.5	$468.5
Average Realized Price Per Ounce - Silver	$15.46	$14.27	$14.66	$16.23	$16.77	$18.87	$16.40
Average Realized Price Per Ounce - Gold	$1,143	$1,093	$1,116	$1,179	$1,204	$1,252	$1,186
Silver Ounces Produced	15.9	4.0	3.8	4.3	3.8	17.2	4.3
Gold Ounces Produced	327,908	91,551	85,769	80,855	69,734	249,384	64,534
Silver Equivalent Ounces Produced[1]	35.6	9.5	9.0	9.1	8.0	32.2	8.3
Silver Ounces Sold	16.5	4.4	4.0	4.0	4.1	17.4	4.6
Gold Ounces Sold	335,882	92,032	91,118	84,312	68,420	242,655	52,785
Silver Equivalent Ounces Sold[1]	36.7	9.9	9.5	9.1	8.2	32.0	7.9
Silver Equivalent Ounces Sold (Realized)[1]	41.3	11.3	10.9	10.1	9.0	33.5	8.4
Adjusted Costs Applicable to Sales per AgEq Ounce[1]	$12.75	$12.65	$12.07	$12.56	$13.71	$14.13	$14.43
Adjusted Costs Applicable to Sales per Realized AgEq Ounce[1]	$11.87	$11.71	$11.00	$11.75	$12.90	$13.68	$13.67
Adjusted Costs Applicable to Sales per AuEq Ounce[1]	$764	$663	$783	$816	$797	$940	$792
Adjusted All-in Sustaining Costs per AgEq Ounce[1]	$16.16	$15.66	$15.17	$16.60	$17.66	$19.23	$19.25
Adjusted Costs Applicable to Sales per Realized AgEq Ounce [1]	$14.32	$13.55	$13.14	$14.81	$16.05	$18.34	$18.04
Financial Results
The Company realized average silver and gold prices of $14.27 and $1,093 during the fourth quarter, which were 3% and 2% lower, respectively, compared with the third quarter and 13% and 8% lower, respectively, compared to last year's fourth quarter. For the full year, the Company realized average prices of $15.46 per ounce of silver and $1,143 per ounce of gold, representing declines of 18% and 9%, respectively, compared to 2014.
Fourth quarter revenue increased 1% compared with the third quarter to $164.2 million. Silver contributed 38% of metal sales and gold contributed 62% during the fourth quarter. For the full year, revenue rose 2% to $646.1 million. Silver contributed 40% of metal sales and gold contributed 60% during 2015.
Fourth quarter general and administrative expenses were $8.8 million, 31% higher compared to the third quarter due to timing of professional services and corporate reorganization costs. For the full-year 2015, general and administrative expenses totaled $32.8 million, a 20% decline compared to 2014.

Fourth quarter exploration totaled $2.3 million, including $1.7 million (expensed) for discovery of new silver and gold mineralization and $0.6 million (capitalized) for definition and expansion of mineralized material. These amounts compare to exploration of $2.1 million (expensed) and $1.4 million (capitalized) in the third quarter of 2015. For the full-year 2015 exploration totaled $17.6 million ($11.6 million expensed and $6.0 million capitalized), a 42% reduction from 2014. Highlights from the 2015 program include the expansion of the Guadalupe inferred resource and new discoveries at the Los Bancos and Nación veins at Palmarejo, the initial resource estimate at the Jualin deposit at Kensington, and the definition of new high-grade mineralization at East Rochester.
Fourth quarter net loss was $303.0 million, or $2.28 per share, which included an after-tax non-cash impairment charge of $276.5 million to reduce the carrying values of the Palmarejo and San Bartolomé mines, the Endeavor silver stream, and certain royalties due to lower silver and gold prices. Adjusted net loss1 was $38.6 million, or $0.27 per share, in the fourth quarter. Full-year 2015 net loss was $367.2 million, or $2.83 per share. Adjusted net loss1 was $96.6 million, or $0.75 per share.
Fourth quarter cash flow from operating activities was $44.4 million, 23% higher than the third quarter of 2015, and up significantly compared to last year's fourth quarter of $0.7 million. Full-year 2015 cash flow from operating activities totaled $113.5 million, 112% higher than 2014, driven by improved operational efficiencies, cost reductions, and favorable changes in working capital.
Fourth quarter capital expenditures of $30.0 million were 26% higher compared to the third quarter due primarily to higher spending at Kensington for the development of the high-grade Jualin deposit. Full-year capital expenditures were $95.2 million, driven by development of the high-grade Guadalupe and Independencia deposits at Palmarejo, development of the Jualin deposit at Kensington, and the Rochester crusher expansion.

Operations
Highlights of the fourth quarter and full-year 2015 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Underground Operations:
Tons mined	701,662	189,383	190,399	172,730	149,150	744,599	187,730
Average silver grade (oz/t)	4.06	3.96	4.11	3.90	4.34	5.40	4.49
Average gold grade (oz/t)	0.08	0.06	0.10	0.09	0.07	0.10	0.06
Surface Operations:
Tons mined	888,432	102,018	247,071	257,862	281,481	1,342,608	320,802
Average silver grade (oz/t)	3.64	3.86	3.56	3.47	3.79	3.30	2.90
Average gold grade (oz/t)	0.03	0.03	0.03	0.03	0.04	0.03	0.03
Processing:
Total tons milled	1,616,668	301,274	427,635	435,841	451,918	2,135,088	510,813
Average recovery rate – Ag	84.3%	95.4%	87.9%	78.5%	78.7%	77.5%	80.2%
Average recovery rate – Au	80.6%	88.8%	84.7%	76.2%	73.9%	80.5%	78.7%
Silver ounces produced (000's)	5,149	1,126	1,422	1,247	1,354	6,558	1,444
Gold ounces produced	70,922	14,326	22,974	18,127	15,495	86,673	15,237
Silver equivalent ounces produced[1] (000's)	9,404	1,985	2,800	2,335	2,284	11,758	2,358
Silver ounces sold (000's)	5,448	1,465	1,425	1,228	1,330	6,640	1,375
Gold ounces sold	73,218	18,719	25,000	15,706	13,793	92,030	16,255
Silver equivalent ounces sold[1] (000's)	9,841	2,588	2,925	2,170	2,158	12,162	2,350
Silver equivalent ounces sold[1] (realized) (000's)	10,862	2,840	3,325	2,374	2,323	12,746	2,545
Revenues	$169.1	$41.6	$49.2	$38.9	$39.4	$244.0	$42.2
Costs applicable to sales	$138.5	$39.8	$34.1	$30.1	$34.5	$187.3	$48.1
Adjusted costs applicable to sales per AgEq ounce[1]	$13.03	$13.48	$11.40	$13.21	$14.56	$15.26	$15.70
Adjusted costs applicable to sales per realized AgEq ounce [1]	$11.81	$12.04	$10.01	$12.07	$13.52	$13.77	$14.49
Exploration expense	$4.5	$0.5	$1.1	$1.8	$1.1	$6.7	$1.5
Cash flow from operating activities	$52.7	$20.3	$22.9	$9.7	$(0.2)	$54.6	$(3.2)
Sustaining capital expenditures	$5.5	$(1.4)	$1.1	$2.7	$3.1	$16.4	$5.5
Development capital expenditures	$30.5	$7.0	$9.4	$8.0	$6.1	$9.7	$5.4
Total capital expenditures	$36.0	$5.6	$10.5	$10.7	$9.2	$26.1	$10.9
Free cash flow (before royalties)	$16.7	$14.7	$12.4	$(1.0)	$(9.4)	$28.5	$(14.1)
Royalties paid	$39.2	$8.8	$10.2	$9.8	$10.4	$48.4	$10.0
Free cash flow[3]	$(22.5)	$5.9	$2.2	$(10.8)	$(19.8)	$(19.9)	$(24.1)

•
Fourth quarter adjusted costs applicable to sales per realized silver equivalent ounce[1] were $12.04. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $13.48 in the fourth quarter 2015

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Full-year 2015 adjusted costs applicable to sales per realized silver equivalent ounce[1] were $11.81. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $13.03, 15% lower than 2014

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Fourth quarter free cash flow before royalties of $14.7 million reached the highest level since the third quarter of 2014 when silver and gold prices averaged $19.46 and $1,260 per ounce. Full-year free cash flow before royalties totaled $16.7 million, despite $36.0 million in capital expenditures during the year

•
Recent modifications to the processing plant have significantly improved recovery rates. Fourth quarter recovery rates were 95.4% for silver and 88.8% for gold compared to 80.2% and 78.5%, respectively, during last year's fourth quarter

•
Mining and processing of ore from the Independencia deposit has now begun after reaching this new ore body in early January as planned. Mining rates are expected to climb throughout 2016 to 1,000 tons per day by year-end

•
With active open pit mining operations to be completed during the first quarter of 2016, underground production levels are expected to increase throughout the year as mining rates from Independencia accelerate. By mid-2017, the Company expects daily underground mining rates to reach a combined 4,000 tons per day from the higher-grade, higher-margin Guadalupe and Independencia deposits

•	In 2016, Palmarejo is expected to produce 3.8 - 4.3 million ounces of silver and 67,000 - 72,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $12.50 - $13.50

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2016 capital expenditures are expected to be approximately $40 million and consist mostly of underground development at Guadalupe and Independencia as well as capitalized exploration drilling intended to convert mineralized material to reserves

•	Employee headcount is down 17% to 765 employees compared to the beginning of 2014 when operations began the transition to higher-grade underground mining activities

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Ore tons placed	16,414,302	4,411,590	4,128,868	3,859,965	4,013,879	14,739,808	3,876,944
Average silver grade (oz/t)	0.63	0.60	0.59	0.61	0.74	0.57	0.60
Average gold grade (oz/t)	0.003	0.003	0.003	0.003	0.004	0.004	0.004
Silver ounces produced (000's)	4,631	1,107	1,086	1,294	1,144	4,189	1,170
Gold ounces produced	52,588	11,564	10,892	16,411	13,721	44,888	15,764
Silver equivalent ounces produced[1] (000's)	7,786	1,800	1,740	2,279	1,967	6,882	2,116
Silver ounces sold (000's)	4,900	1,125	1,304	1,120	1,351	3,922	1,154
Gold ounces sold	57,963	11,587	13,537	15,085	17,754	39,803	14,131
Silver equivalent ounces sold[1] (000's)	8,378	1,821	2,116	2,025	2,416	6,310	2,002
Silver equivalent ounces sold[1] (realized) (000's)	9,187	2,004	2,333	2,221	2,629	6,563	2,171
Revenues	$143.9	$29.0	$34.6	$36.3	$44.0	$123.8	$36.0
Costs applicable to sales	$104.0	$22.8	$25.4	$24.4	$31.4	$91.5	$28.7
Adjusted costs applicable to sales per AgEq ounce[1]	$12.36	$12.37	$12.01	$12.01	$12.95	$14.49	$13.82
Adjusted costs applicable to sales per realized AgEq ounce [1]	$11.27	$11.19	$10.89	$10.94	$11.91	$13.77	$12.75
Exploration expense	$1.3	$0.1	$—	$0.5	$0.7	$2.6	$0.6
Cash flow from operating activities	$32.1	$0.4	$6.5	$8.8	$16.4	$13.7	$10.2
Sustaining capital expenditures	$10.3	$5.3	$1.8	$2.4	$0.8	$11.9	$2.7
Development capital expenditures	$15.0	$5.5	$3.5	$3.5	$2.5	$—	$—
Total capital expenditures	$25.3	$10.8	$5.3	$5.9	$3.3	$11.9	$2.7
Free cash flow[3]	$6.8	$(10.4)	$1.2	$2.9	$13.1	$1.8	$7.5

•	Full-year silver equivalent production of 7.8 million ounces increased 13% from 2014, reflecting the second consecutive year of double-digit growth

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Fourth quarter adjusted costs applicable to sales per realized silver equivalent ounce[1] were $11.19, a 3% increase versus the third quarter of 2015 and a 12% decline from last year's fourth quarter. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.37, up 3% from the third quarter, but down 10% from the fourth quarter of 2014

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Full-year 2015 adjusted costs applicable to sales per realized silver equivalent ounce[1] were $11.27, 18% lower than 2014. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.36, down 15% compared to 2014 as a result of a greater number of tons placed

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Placed 16.4 million tons under leach during 2015, representing an increase of 11% compared to 2014 and 33% compared to 2013. Anticipate placing nearly 20 million tons under leach in 2016. This increase is due to recent investments made to expand the crushing facility, increase capacity of the existing Stage III leach pad, and upgrade the mining fleet, including the transition from loaders to a hydraulic shovel and the commissioning of a new fleet of 150 ton haul trucks during the first half of 2016

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Approval for POA 10, which will allow for the expansion of the Stage IV leach pad and construction of new Stage V leach pad, is expected in the first half of 2016. Minimal preparatory work for the Stage V leach pad is expected later this year with major construction activity planned for 2017

•	In 2016, Rochester is expected to produce 4.7 - 5.2 million ounces of silver and 48,000 - 55,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $11.25 - $12.25

•	Capital expenditures in 2016 are expected to be approximately $12 million and will consist mostly preparatory work for the Stage V leach pad as well as capitalized exploration

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Tons milled	660,464	159,666	165,198	170,649	164,951	635,960	167,417
Average gold grade (oz/t)	0.20	0.22	0.19	0.18	0.24	0.20	0.21
Average recovery rate	94.9%	96.0%	93.9%	94.9%	94.8%	94.0%	94.2%
Gold ounces produced	126,266	33,713	28,799	29,845	33,909	117,823	33,533
Gold ounces sold	131,553	29,989	28,084	36,607	36,873	110,822	22,399
Revenues	$148.7	$31.7	$30.5	$42.5	$44.0	$137.0	$26.0
Costs applicable to sales	$105.6	$23.7	$25.0	$27.5	$29.4	$105.3	$18.9
Adjusted costs applicable to sales per gold ounce[1]	$798	$777	$842	$745	$797	$951	$792
Exploration expense	$2.6	$0.3	$0.2	$0.4	$1.7	$8.0	$2.8
Cash flow from operating activities	$37.7	$4.5	$8.9	$12.0	$12.3	$26.6	$(3.7)
Sustaining capital expenditures	$14.8	$5.5	$1.0	$4.2	$4.1	$15.6	$3.3
Development capital expenditures	$9.0	$4.0	$4.5	$0.5	$—	$0.6	$0.6
Total capital expenditures	$23.8	$9.5	$5.5	$4.7	$4.1	$16.2	$3.9
Free cash flow[3]	$13.9	$(5.0)	$3.4	$7.3	$8.2	$10.4	$(7.6)

•	All-time high gold production of 126,266 ounces in 2015 at adjusted costs applicable to sale per ounce[1] of $798, the lowest since operations began in 2010

•	Fourth quarter adjusted costs applicable to sales per gold ounce[1] of $777 declined 8% compared to the third quarter due to higher grade and a higher recovery rate

•	Development the high-grade Jualin deposit remains on-schedule. The decline has now advanced over 2,000 feet, representing nearly 30% of the total required development to reach the ore body

•	Underground drilling to increase confidence levels of existing Jualin resource and expand the size of the ore body is expected to begin in the first quarter of 2016

•
Implemented ore sorting technology to the mill flow sheet in November to improve recovery rates going forward. Capital investment was $1.8 million and payback expected to be achieved in the second quarter of this year

•	In 2016, Kensington is expected to produce 115,000 - 125,000 ounces of gold at costs applicable to sales per gold ounce[1] of $825 - $875

•
Capital expenditures in 2016 are estimated to be approximately $30 million and consist mostly of underground development of the Jualin deposit, further development of the Kensington and Raven ore bodies, as well as capitalized exploration

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Ore tons placed	3,600,279	1,147,130	1,149,744	887,409	415,996	—	—
Average silver grade (oz/t)	0.23	0.21	0.21	0.30	—	—	—
Average gold grade (oz/t)	0.030	0.032	0.035	0.025	0.020	—	—
Average plant recovery rate - Au	90.2%	97.3%	92.8%	76.7%	85.9%	—	—
Silver ounces produced (000's)	56	18	19	19	—	—	—
Gold ounces produced	78,132	31,947	23,104	16,472	6,609	—	—
Gold equivalent ounces produced[1]	79,061	32,231	23,427	16,794	6,609	—	—
Silver ounces sold (000's)	49	17	19	13	—	—	—
Gold ounces sold	73,148	31,202	24,815	17,131	—	—	—
Gold equivalent ounces sold[1]	73,965	31,485	25,132	17,348	—	—	—
Revenues	$84.1	$35.7	$28.0	$20.4	$—	—	—
Costs applicable to sales	$52.2	$17.8	$17.8	$16.6	$—	—	—
Adjusted costs applicable to sales per gold equivalent ounce[1]	$706	$556	$716	$970	$—	—	—
Exploration expense	$0.1	$0.1	$—	$—	$—	—	—
Cash flow from operating activities	$32.0	$18.1	$12.9	$8.2	$(7.2)	—	—
Sustaining capital expenditures	$3.2	$1.2	$0.7	$1.2	$0.1	—	—
Development capital expenditures	$—	$—	$—	$—	$—	—	—
Total capital expenditures	$3.2	$1.2	$0.7	$1.2	$0.1	—	—
Free cash flow[3]	$28.8	$16.9	$12.2	$7.0	$(7.3)	—	—

•	Fourth quarter production up 38% compared to third quarter of 2015, leading to lower unit costs and a 39% increase in free cash flow to $16.9 million

•
Adjusted costs applicable to sales per gold equivalent ounce[1] were $556 in the fourth quarter, a 22% drop compared to the prior quarter, as a result of strong crushing rates and improved process plant efficiencies, which have led to significantly higher plant recovery rates

•	Free cash flow[3] totaled $28.8 million in 2015 (since acquisition closed in February), making Wharf the Company's largest source of free cash flow

•	Gold equivalent production during the ten months of ownership in 2015 totaled 79,061 ounces at average adjusted costs applicable to sales per gold equivalent ounce[1] of $706

•	In 2016, Wharf is expected to produce 90,000 - 95,000 ounces of gold at costs applicable to sales per gold equivalent ounce[1] of $650 - $750

•	Capital expenditures are expected to be approximately $8 million in 2016, consisting primarily of equipment purchases and capitalized exploration

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Tons milled	1,713,079	475,695	373,201	457,232	406,951	1,749,423	454,135
Average silver grade (oz/t)	3.75	3.84	3.76	3.73	3.65	3.80	3.77
Average recovery rate	84.6%	84.9%	84.0%	87.6%	81.6%	88.1%	88.0%
Silver ounces produced (000's)	5,436	1,550	1,178	1,495	1,213	5,852	1,507
Silver ounces sold (000's)	5,495	1,564	1,202	1,439	1,290	6,276	1,987
Revenues	$84.7	$22.4	$17.4	$23.4	$21.5	$117.7	$32.6
Costs applicable to sales	$75.8	$20.0	$17.5	$19.2	$19.1	$89.7	$29.6
Adjusted costs applicable to sales per silver ounce[1]	$13.63	$12.48	$14.41	$13.26	$14.47	$14.29	$14.38
Exploration expense	$0.1	$—	$0.1	$—	$—	$0.1	$—
Cash flow from operating activities	$26.1	$10.0	$5.7	$5.4	$5.0	$38.0	$2.3
Sustaining capital expenditures	$6.2	$2.5	$1.8	$1.0	$0.9	$7.9	$2.0
Development capital expenditures	$—	$—	$—	$—	$—	$—	$—
Total capital expenditures	$6.2	$2.5	$1.8	$1.0	$0.9	$7.9	$2.0
Free cash flow[3]	$19.9	$7.5	$3.9	$4.4	$4.1	$30.1	$0.3

•
Adjusted costs applicable to sales per silver ounce[1] were $12.48 in the fourth quarter, a 13% decline compared to the prior quarter. Full-year 2015 costs applicable to sales per silver equivalent ounce[1] were $13.63, 5% lower than 2014

•	Free cash flow[3] of $7.5 million in the fourth quarter almost doubled from the third quarter

•
Coeur recently increased its purchases of higher-grade, lower-cost ore from local sources to supplement tonnage from ongoing mining activities. Approximately 30% of fourth quarter silver production was derived from third-party ore purchases, and Coeur expects the proportion to remain around 25 - 30% in 2016

•	Full-year 2015 silver production totaled 5.4 million ounces at adjusted costs applicable to sales of $13.63 per ounce[1]

•	In 2016, San Bartolomé is expected to produce 5.7 - 6.0 million ounces of silver at costs applicable to sales per silver ounce[1] of $13.50 - $14.25

•	Capital expenditures in 2016 are expected to be approximately $6 million mostly for ongoing tailings impoundment expansion activities
Coeur Capital

(Dollars in millions, except per ounce amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Tons milled	767,314	198,927	191,913	191,175	185,299	792,694	214,180
Average silver grade (oz/t)	1.87	2.05	1.39	2.35	1.69	1.62	1.99
Average recovery rate	43.8%	42.1%	45.4%	45.4%	42.4%	45.6%	44.9%
Silver ounces produced (000's)	629	171	121	204	133	590	191
Silver ounces sold (000's)	615	193	95	209	118	586	192
Metal sales	$8.7	$2.4	$1.3	$3.1	$1.9	$10.0	$2.7
Royalty revenue	$6.9	$1.5	$1.6	$1.8	$2.0	$3.2	$0.7
Costs applicable to sales (Endeavor silver stream)	$3.5	$1.0	$0.5	$1.4	$0.6	$4.2	$1.1
Costs applicable to sales per silver equivalent ounce[1]	$5.72	$5.50	$4.99	$6.46	$5.37	$7.17	$5.69
Cash flow from operating activities	$8.2	$0.8	$3.1	$2.1	$2.2	$6.5	$1.5
Free cash flow[3]	$8.2	$0.8	$3.1	$2.1	$2.2	$6.5	$1.5

•	There are five cash-flowing royalties and streams, two non-cash-flowing royalties, and several investments in junior mining companies held in Coeur Capital or its affiliates

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At December 31, 2015, the Company has received 6.1 million ounces

Exploration
Fourth quarter exploration totaled $2.3 million and resulted in the completion of 8,986 feet (2,739 meters) of combined core and reverse circular drilling. Exploration expense was $1.7 million and capitalized drilling was $0.6 million.
For the full-year 2015, exploration totaled $17.6 million, 42% lower than 2014, and resulted in 273,824 feet (83,483 meters) of drilling. Exploration expense was $11.6 million and capitalized drilling was $6.0 million.
Exploration continues to be driven by the focus on the discovery of high-grade deposits located near existing operations. Highlights from 2015 exploration activities include:

•
Palmarejo exploration included $4.7 million of expensed exploration and $2.1 million capitalized. The 2015 surface drilling program discovered the thickest, highest-grade silver-gold mineralization recorded to date in the deeper portions of the Guadalupe resource. With the construction of the twin declines from Guadalupe to Independencia, new discoveries at the Los Bancos and Nación veins were drilled

•
Expensed exploration at Rochester was $1.3 million for testing areas east of the Packard Pit and East Rochester. A new zone of high-grade silver and gold mineralization was discovered at East Rochester, the economic implications of which are expected to be evaluated in 2016. Capitalized exploration totaled $1.6 million for infill drilling within the Rochester pit

•
Expensed exploration at Kensington totaled $2.6 million and resulted in an initial resource estimate at the Jualin deposit, which was disclosed in a preliminary economic assessment in April 2015. The discovery and subsequent analysis demonstrates the robust nature of the grades at this deposit, which are three times that of the average reserve gold grades. On the back of the Jualin discovery, Raven and other veins in the district have been prioritized for future exploration. Capitalized drilling totaled $1.4 million to further define and expand the Raven vein and deeper portions of the main Kensington ore body

Exploration expense is expected to total $11 - $13 million in 2016, with an additional $11 - $13 million of capital allocated to resource conversion. Priorities for 2016 include:

•	Expanding resources in the Guadalupe-Independencia corridor, including the recently identified Los Bancos and Nación veins, as well as drilling at the nearby La Bavisa and Dana veins

•	Infill and expansion drilling of high grade East Rochester discovery, which will be the focus of a revised economic analysis in 2016

•
Infill and expansion underground drilling of the Jualin Vein #4 deposit at Kensington following encouraging drill results. Additionally, underground drilling will further test a new vein, Vein #5, located beneath Vein #4 at Jualin where gold grades and thickness are believed to be very similar to Vein #4

The Company will continue to use a success-based approach to evaluate exploration priorities on an ongoing basis.

Full-Year 2016 Outlook

•	Production is expected to be 14.6 - 16.0 million ounces of silver and 320,000 - 347,000 ounces of gold, or 33.8 - 36.8 million silver equivalent ounces[1]

•	Costs applicable to sales per silver equivalent ounce[1] are expected to be $12.50 - $13.50 at Palmarejo, $11.25 - $12.25 at Rochester, and $13.50 - $14.25 at San Bartolomé

•	Costs applicable to sales per gold ounce are expected to be $825 - $875 at Kensington and $650 - $750 per gold equivalent ounce[1] at Wharf

•	All-in sustaining costs are expected to be $16.00 - $17.25 per silver equivalent ounce[1]

•
Capital expenditures are expected to be $90 - $100 million, including $58 - $64 million of sustaining capital. Capital investment will be higher in the first half of 2016, mostly due to the development of the Guadalupe and Independencia deposits at Palmarejo and development of the Jualin deposit at Kensington

•	General and administrative expenses are expected to be $28 - $32 million, a further reduction from 2015

•
Expensed exploration is expected to be $11 - $13 million for the discovery of new mineralization. An additional $11 - $13 million is planned for capitalized exploration for the definition and expansion of mineralized material

2016 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,800 - 4,300	67,000 - 72,000	7,820 - 8,620
Rochester	4,700 - 5,200	48,000 - 55,000	7,580 - 8,500
San Bartolomé	5,700 - 6,000	—	5,700 - 6,000
Endeavor	350 - 400	—	350 - 400
Kensington	—	115,000 - 125,000	6,900 - 7,500
Wharf	80 - 100	90,000 - 95,000	5,480 - 5,800
Total	14,630 - 16,000	320,000 - 347,000	33,830 - 36,820

2016 Cost Outlook

(dollars in millions, except per ounce amounts)	2016 Guidance	2015 Result
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Palmarejo	$12.50 - $13.50	$13.03
Costs Applicable to Sales per Silver Ounce[1] - San Bartolomé	$13.50 - $14.25	$13.63
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Rochester	$11.25 - $12.25	$12.36
Costs Applicable to Sales per Gold Ounce[1] - Kensington	$825 - $875	$798
Costs Applicable to Sales per Gold Equivalent Ounce[1] - Wharf	$650 - $750	$712
Capital Expenditures	$90 - $100	$95.2
General and Administrative Expenses	$28 - $32	$32.8
Exploration Expense	$11 - $13	$11.6
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$16.00 - $17.25	$16.16
Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's fourth quarter and full-year 2015 results on February 11, 2016 at 11:00 a.m. Eastern time.

Dial-In Numbers:     (855) 560-2581 (U.S.)
(855) 669-9657 (Canada)

(412) 542-4166 (International)
Conference ID:        Coeur Mining

A replay of the call will be available on Coeur's website through February 26, 2016.

Replay Numbers:    (877) 344-7529 (U.S.)
(855) 699-9658 (Canada)
(412) 317-0088 (International)
Conference ID:    100 77 791

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and the Correnso mine in New Zealand. In addition, the Company has two silver-gold exploration projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the impact of strategic initiatives to transition to higher-quality, lower-cost production, cash flow liquidity levels, debt levels, returns, anticipated production, costs, capital expenditures, expenses, mining rates, crushing rates, grades, development activity at Palmarejo and Kensington, planned capital and expansion projects at Rochester, equipment commissioning, plans for future ore purchases at San Bartolomé, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Dana Willis, Coeur's Director, Resource Geology and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average realized prices.
2. Includes capital leases. Net of debt issuance costs and premium received.
3. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:

Rebecca Hussey, Senior Analyst, Investor Relations
(312) 489-5827
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Year ended December 31,
	2015	2014	2013
	In thousands, except share data
Revenue	$646,086	$635,742	$745,994
COSTS AND EXPENSES
Costs applicable to sales(1)	479,654	477,945	463,663
Amortization	143,751	162,436	229,564
General and administrative	32,834	40,845	55,343
Exploration	11,647	21,740	22,360
Litigation settlement	—	—	32,046
Write-downs	313,337	1,472,721	772,993
Pre-development, reclamation, and other	17,793	26,037	15,184
Total costs and expenses	999,016	2,201,724	1,591,153
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	5,202	3,618	82,768
Interest expense, net of capitalized interest	(45,703)	(47,546)	(41,303)
Other, net	(15)	(5,218)	(4,985)
Total other income (expense), net	(40,516)	(49,146)	36,480
Income (loss) before income and mining taxes	(393,446)	(1,615,128)	(808,679)
Income and mining tax (expense) benefit	26,263	428,254	158,116
NET INCOME (LOSS)	$(367,183)	$(1,186,874)	$(650,563)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $1,446 and $5,362 for the years ended December 31, 2014 and 2013, respectively	(4,154)	(2,290)	(8,489)
Reclassification adjustments for impairment of equity securities, net of tax of $(2,552) and $(7,087) for the years ended December 31, 2014 and 2013, respectively	2,346	4,042	11,221
Reclassification adjustments for realized loss on sale of equity securities, net of tax of $(219) and $(53) for the years ended December 31, 2014 and 2013 respectively	894	346	83
Other comprehensive income (loss)	(914)	2,098	2,815
COMPREHENSIVE INCOME (LOSS)	$(368,097)	$(1,184,776)	$(647,748)

NET INCOME (LOSS) PER SHARE
Basic	$(2.83)	$(11.59)	$(6.65)

Diluted	$(2.83)	$(11.59)	$(6.65)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2015	2014	2013
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(367,183)	(1,186,874)	(650,563)
Adjustments:
Amortization	143,751	162,436	229,564
Accretion	14,149	16,246	20,810
Deferred income taxes	(40,838)	(448,905)	(177,178)
Loss on termination of revolving credit facility	—	3,035	—
Gain on extinguishment of senior notes	(16,187)	—	—
Fair value adjustments, net	(5,202)	(3,618)	(80,399)
Litigation settlement	—	—	22,046
Stock-based compensation	9,272	9,288	4,812
(Gain) loss on sale of assets	—	—	(9,801)
Impairment of equity securities	2,346	6,593	18,308
Write-downs	313,337	1,472,721	772,993
Foreign exchange and other	16,574	124	(244)
Changes in operating assets and liabilities:
Receivables	17,560	(11,611)	663
Prepaid expenses and other current assets	(3,063)	5,635	(15,165)
Inventory and ore on leach pads	19,573	12,971	4,031
Accounts payable and accrued liabilities	9,453	15,507	(25,910)
CASH PROVIDED BY OPERATING ACTIVITIES	113,542	53,548	113,967
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(95,193)	(64,244)	(100,813)
Acquisitions, net	(110,846)	(21,329)	(116,898)
Other	(3,979)	8	4,478
Purchase of short-term investments and equity securities	(1,880)	(50,513)	(8,052)
Sales and maturities of short-term investments	605	54,344	34,796
CASH USED IN INVESTING ACTIVITIES	(211,293)	(81,734)	(186,489)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	153,500	167,784	300,000
Payments on debt, capital leases, and associated costs	(84,715)	(25,902)	(60,628)
Gold production royalty payments	(39,235)	(48,395)	(57,034)
Share repurchases	—	—	(27,552)
Other	(542)	(509)	(514)
CASH PROVIDED BY FINANCING ACTIVITIES	29,008	92,978	154,272
Effect of exchange rate changes on cash and cash equivalents	(1,404)	(621)	(500)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(70,147)	64,171	81,250
Cash and cash equivalents at beginning of period	270,861	206,690	125,440
Cash and cash equivalents at end of period	$200,714	$270,861	$206,690

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$200,714	$270,861
Receivables	85,992	107,923
Inventory	81,711	114,931
Ore on leach pads	67,329	48,204
Prepaid expenses and other	10,942	15,523
	446,688	557,442
NON-CURRENT ASSETS
Property, plant and equipment, net	195,999	227,911
Mining properties, net	589,219	501,192
Ore on leach pads	44,582	37,889
Restricted assets	11,633	7,037
Equity securities	2,766	5,982
Receivables	24,768	21,686
Deferred tax assets	1,942	67,515
Other	14,892	9,915
TOTAL ASSETS	$1,332,489	$1,436,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$48,732	$49,052
Accrued liabilities and other	53,953	51,513
Debt	10,431	17,498
Royalty obligations	24,893	43,678
Reclamation	2,071	3,871
	140,080	165,612
NON-CURRENT LIABILITIES
Debt	479,979	451,048
Royalty obligations	4,864	27,651
Reclamation	83,197	66,943
Deferred tax liabilities	147,132	141,076
Other long-term liabilities	55,761	29,911
	770,933	716,629
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 151,339,136 at December 31, 2015 and authorized 150,000,000 shares, issued and outstanding 103,384,408 at December 31, 2014	1,513	1,034
Additional paid-in capital	3,024,461	2,789,695
Accumulated other comprehensive income (loss)	(3,722)	(2,808)
Accumulated deficit	(2,600,776)	(2,233,593)
	421,476	554,328
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,332,489	$1,436,569

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Net income (loss)	$(367,183)	$(303,000)	$(14,219)	$(16,677)	$(33,287)	$(1,155,884)	$(1,079,038)
Interest expense, net of capitalized interest	45,703	11,758	12,446	10,734	10,765	47,546	10,566
Other, net	15	(14,241)	8,893	2,852	2,511	5,218	(1,709)
Income tax provision (benefit)	(26,263)	(17,811)	(8,260)	(260)	68	(459,244)	(440,594)
Amortization	143,751	36,190	35,497	38,974	33,090	162,436	38,570
EBITDA	(203,977)	(287,104)	34,357	35,623	13,147	(1,399,928)	(1,472,205)
Fair value adjustments, net	(5,202)	(1,546)	(5,786)	(2,754)	4,884	(3,618)	(7,229)
Corporate reorganization costs	647	133	514	—	—	—	—
Transaction-related costs	2,112	99	—	38	1,975	—	—
Gain on debt extinguishments	(15,916)	(15,916)	—	—	—	—	—
Inventory adjustments	10,207	4,901	2,280	1,805	3,684	15,823	14,482
Write-downs	313,337	313,337	—	—	—	1,472,721	1,472,721
Adjusted EBITDA	$101,208	$13,904	$31,365	$34,712	$23,690	$84,998	$7,769

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2015	4Q 2015	3Q 2015	2Q 2015	1Q 2015	2014	4Q 2014
Net income (loss)	$(367,183)	$(303,000)	$(14,219)	$(16,677)	$(33,287)	$(1,155,884)	$(1,079,038)
Fair value adjustments, net	(4,109)	(2,446)	(3,384)	(2,618)	4,339	(4,323)	(5,622)
Stock-based compensation	8,701	2,221	1,541	2,529	2,410	8,976	1,807
Impairment of equity securities	2,346	318	483	31	1,514	6,593	1,979
Accretion of royalty obligation	4,252	727	1,063	1,147	1,315	6,976	1,992
Write-downs	276,510	276,510	—	—	—	1,021,756	1,021,756
(Gain) loss on debt extinguishments	(15,916)	(16,187)	—	524	(253)	(426)	(426)
Loss on revolver termination	—	—	—	—	—	3,035	—
Inventory adjustments	10,207	4,901	2,280	1,805	3,684	15,823	14,482
Corporate reorganization costs	647	133	514	—	—	—	—
Transaction-related costs	2,112	99	—	38	1,975	—	—
Foreign exchange (gain) loss on deferred taxes	(14,170)	(1,844)	(10,092)	(1,305)	(929)	(13,180)	5,615
Adjusted net income (loss)	$(96,603)	$(38,568)	$(21,814)	$(14,526)	$(19,232)	$(110,654)	$(37,455)

Adjusted net income (loss) per share	$(0.75)	$(0.27)	$(0.16)	$(0.11)	$(0.19)	$(1.08)	$(0.37)

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$170,899	$127,900	$93,625	$9,059	$401,483	$147,880	$68,575	$216,455	$617,938
Amortization	32,423	23,906	17,798	5,539	79,666	42,240	16,378	58,618	138,284
Costs applicable to sales	$138,476	$103,994	$75,827	$3,520	$321,817	$105,640	$52,197	$157,837	$479,654
Silver equivalent ounces sold	9,840,705	8,377,823	5,495,369	615,022	24,328,919				36,659,759
Gold equivalent ounces sold						131,553	73,961	205,514
Costs applicable to sales per ounce	$14.07	$12.41	$13.80	$5.72	$13.23	$803	$706	$768	$13.08
Inventory adjustments	(1.04)	(0.05)	(0.17)	—	(0.48)	(5)	—	(4)	(0.34)
Adjusted costs applicable to sales per ounce	$13.03	$12.36	$13.63	$5.72	$12.75	$798	$706	$764	$12.74

Costs applicable to sales per realized ounce	$12.75	$11.32			$12.31				$11.60
Inventory adjustments	(0.94)	(0.05)			(0.44)				(0.30)
Adjusted costs applicable to sales per realized ounce	$11.81	$11.27			$11.87				$11.30

Costs applicable to sales									$479,654
Treatment and refining costs									4,801
Sustaining capital									53,362
General and administrative									32,834
Exploration									11,647
Reclamation									16,769
Project/pre-development costs									5,674
All-in sustaining costs									$604,741
Silver equivalent ounces sold									24,328,919
Kensington and Wharf silver equivalent ounces sold									12,330,840
Consolidated silver equivalent ounces sold									36,659,759
All-in sustaining costs per silver equivalent ounce									$16.50
Inventory adjustments									$(0.34)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.16

All-in sustaining costs per realized silver equivalent ounce									$14.62
Inventory adjustments									$(0.30)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$14.32

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,068	$27,716	$20,665	$2,579	$101,735	$33,298	$25,271	$58,569	$160,304
Amortization	7,287	4,944	4,311	1,519	18,061	9,503	7,484	16,987	35,048
Costs applicable to sales	$39,781	$22,772	$20,061	$1,060	$83,674	$23,795	$17,787	$41,582	$125,256
Silver equivalent ounces sold	2,588,185	1,820,471	1,564,155	192,768	6,165,579				9,885,699
Gold equivalent ounces sold						29,988	32,014	62,002
Costs applicable to sales per ounce	$15.37	$12.51	$12.83	$5.50	$13.57	$793	$556	$671	$12.67
Inventory adjustments	(1.89)	(0.14)	(0.35)	—	(0.92)	(16)	—	(8)	(0.62)
Adjusted costs applicable to sales per ounce	$13.48	$12.37	$12.48	$5.50	$12.65	$777	$556	$663	$12.05

Costs applicable to sales per realized ounce	$13.73	$11.32			$12.56				$10.98
Inventory adjustments	(1.69)	(0.13)			(0.85)				(0.54)
Adjusted costs applicable to sales per realized ounce	$12.04	$11.19			$11.71				$10.44

Costs applicable to sales									$125,256
Treatment and refining costs									964
Sustaining capital									16,567
General and administrative									8,855
Exploration									1,689
Reclamation									4,963
Project/pre-development costs									2,691
All-in sustaining costs									$160,985
Silver equivalent ounces sold									6,165,579
Kensington and Wharf silver equivalent ounces sold									3,720,120
Consolidated silver equivalent ounces sold									9,885,699
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.62)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.66

All-in sustaining costs per realized silver equivalent ounce									$14.09
Inventory adjustments									$(0.54)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.55

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$42,710	$33,935	$20,665	$1,384	$99,038	$33,472	$23,419	$56,891	$155,929
Amortization	8,617	8,499	3,526	909	21,551	8,499	5,642	14,141	35,692
Costs applicable to sales	$34,093	$25,436	$17,483	$475	$77,487	$24,973	$17,777	$42,750	$120,237
Silver equivalent ounces sold	2,924,947	2,116,353	1,201,959	95,260	6,338,519				9,512,459
Gold equivalent ounces sold						28,084	24,815	52,899
Costs applicable to sales per ounce	$11.66	$12.02	$14.55	$4.99	$12.22	$889	$716	$808	$12.64
Inventory adjustments	(0.26)	(0.01)	(0.14)	—	(0.15)	(47)	—	(25)	(0.24)
Adjusted costs applicable to sales per ounce	$11.40	$12.01	$14.41	$4.99	$12.07	$842	$716	$783	$12.40

Costs applicable to sales per realized ounce	$10.25	$10.90			$11.14				$10.95
Inventory adjustments	(0.24)	(0.01)			(0.14)				(0.21)
Adjusted costs applicable to sales per realized ounce	$10.01	$10.89			$11.00				$10.74

Costs applicable to sales									$120,237
Treatment and refining costs									820
Sustaining capital									8,565
General and administrative									6,694
Exploration									2,112
Reclamation									4,493
Project/pre-development costs									3,648
All-in sustaining costs									$146,569
Silver equivalent ounces sold									6,338,519
Kensington and Wharf silver equivalent ounces sold									3,173,940
Consolidated silver equivalent ounces sold									9,512,459
All-in sustaining costs per silver equivalent ounce									$15.41
Inventory adjustments									$(0.24)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.17

All-in sustaining costs per realized silver equivalent ounce									$13.35
Inventory adjustments									$(0.21)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.14

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$39,158	$37,076	$24,428	$3,204	$103,866	$40,136	$20,123	$60,259	$164,125
Amortization	9,046	12,684	5,271	1,852	28,853	12,684	3,491	16,175	45,028
Costs applicable to sales	$30,112	$24,392	$19,157	$1,352	$75,013	$27,452	$16,632	$44,084	$119,097
Silver equivalent ounces sold	2,169,960	2,024,856	1,439,388	209,130	5,843,334				9,067,614
Gold equivalent ounces sold						36,607	17,131	53,738
Costs applicable to sales per ounce	$13.88	$12.05	$13.31	$6.46	$12.84	$750	$971	$820	$13.13
Inventory adjustments	(0.67)	(0.04)	(0.05)	—	(0.28)	(5)	(1)	(4)	(0.20)
Adjusted costs applicable to sales per ounce	$13.21	$12.01	$13.26	$6.46	$12.56	$745	$970	$816	$12.93

Costs applicable to sales per realized ounce	$12.68	10.98			12.01				$11.72
Inventory adjustments	(0.61)	(0.04)			(0.26)				(0.18)
Adjusted costs applicable to sales per realized ounce	$12.07	$10.94			$11.75				$11.54

Costs applicable to sales									$119,097
Treatment and refining costs									1,526
Sustaining capital									13,625
General and administrative									8,451
Exploration									3,579
Reclamation									4,036
Project/pre-development costs									2,030
All-in sustaining costs									$152,344
Silver equivalent ounces sold									5,843,334
Kensington and Wharf silver equivalent ounces sold									3,224,280
Consolidated silver equivalent ounces sold									9,067,614
All-in sustaining costs per silver equivalent ounce									$16.80
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.60

All-in sustaining costs per realized silver equivalent ounce									$14.99
Inventory adjustments									$(0.18)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$14.81

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$41,824	$38,235	$23,818	$1,892	$105,769	$40,973	$146,742
Amortization	7,333	6,843	4,691	1,259	20,126	11,554	31,680
Costs applicable to sales	$34,491	$31,392	$19,127	$633	$85,643	$29,419	$115,062
Silver equivalent ounces sold	2,157,612	2,416,103	1,289,867	117,863	5,981,445		8,193,825
Gold ounces sold						36,873
Costs applicable to sales per ounce	$15.99	$12.99	$14.83	$5.37	$14.32	$798	$14.04
Inventory adjustments	(1.43)	(0.04)	(0.36)	—	(0.61)	(1)	(0.45)
Adjusted costs applicable to sales per ounce	$14.56	$12.95	$14.47	$5.37	$13.71	$797	$13.59

Costs applicable to sales per realized ounce	$14.85	$11.94			$13.47		$12.76
Inventory adjustments	(1.33)	(0.03)			(0.57)		$—
Adjusted costs applicable to sales per realized ounce	$13.52	$11.91			$12.90		$12.76

Costs applicable to sales							$115,062
Treatment and refining costs							1,490
Sustaining capital							10,909
General and administrative							8,834
Exploration							4,266
Reclamation							2,924
Project/pre-development costs							4,873
All-in sustaining costs							$148,358
Silver equivalent ounces sold							5,981,445
Kensington silver equivalent ounces sold							2,212,380
Consolidated silver equivalent ounces sold							8,193,825
All-in sustaining costs per silver equivalent ounce							$18.11
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.66

All-in sustaining costs per realized silver equivalent ounce							$16.46
Inventory adjustments							$(0.41)
Adjusted all-in sustaining costs per realized silver equivalent ounce							$16.05

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$256,707	$112,252	$109,082	$8,514	$486,555	$148,961	$635,516
Amortization	69,431	20,790	19,423	4,308	113,952	43,619	157,571
Costs applicable to sales	$187,276	$91,462	$89,659	$4,206	$372,603	$105,342	$477,945
Silver equivalent ounces sold	12,161,719	6,309,912	6,275,769	586,242	25,333,642		31,982,962
Gold ounces sold						110,822
Costs applicable to sales per ounce	$15.40	$14.49	$14.29	$7.17	$14.71	$951	$14.94
Inventory adjustments	(0.14)	(0.18)	(0.16)	—	(0.58)	(11)	(0.49)
Adjusted costs applicable to sales per ounce	$15.26	$14.31	$14.13	$7.17	$14.13	$940	$14.45

Costs applicable to sales per realized ounce	$14.69	$13.94			$14.24		$14.26
Inventory adjustments	(0.92)	(0.17)			(0.56)		$(0.47)
Adjusted costs applicable to sales per realized ounce	$13.77	$13.77			$13.68		$13.79

Costs applicable to sales							$477,945
Treatment and refining costs							4,943
Sustaining capital							61,199
General and administrative							40,845
Exploration							21,740
Reclamation							7,468
Project/pre-development costs							16,588
All-in sustaining costs							$630,728
Silver equivalent ounces sold							25,333,642
Kensington silver equivalent ounces sold							6,649,320
Consolidated silver equivalent ounces sold							31,982,962
All-in sustaining costs per silver equivalent ounce							$19.72
Inventory adjustments							$(0.49)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.23

All-in sustaining costs per realized silver equivalent ounce							$18.81
Inventory adjustments							$(0.47)
Adjusted all-in sustaining costs per realized silver equivalent ounce							$18.34

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$64,397	$34,611	$34,610	$2,678	$136,296	$27,383	$163,679
Amortization	16,235	5,955	4,993	1,586	28,769	8,458	37,227
Costs applicable to sales	$48,162	$28,656	$29,617	$1,092	$107,527	$18,925	$126,452
Silver equivalent ounces sold	2,350,080	2,001,976	1,985,952	191,983	6,529,991		7,873,931
Gold ounces sold						22,399
Costs applicable to sales per ounce	$20.49	$14.31	$14.91	$5.69	$16.47	$845	$16.06
Inventory adjustments	(4.79)	(0.49)	(0.53)	—	(2.04)	(53)	(1.84)
Adjusted costs applicable to sales per ounce	$15.70	$13.82	$14.38	$5.69	$14.43	$792	$14.22

Costs applicable to sales per realized ounce	$18.92	$13.20			$15.60		$15.05
Inventory adjustments	(4.43)	(0.45)			(1.93)		$(1.72)
Adjusted costs applicable to sales per realized ounce	$14.49	$12.75			$13.67		$13.33

Costs applicable to sales							$126,452
Treatment and refining costs							994
Sustaining capital							18,492
General and administrative							9,036
Exploration							5,783
Reclamation							1,549
Project/pre-development costs							3,721
All-in sustaining costs							$166,027
Silver equivalent ounces sold							6,529,991
Kensington silver equivalent ounces sold							1,343,940
Consolidated silver equivalent ounces sold							7,873,931
All-in sustaining costs per silver equivalent ounce							$21.09
Inventory adjustments							$(1.84)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.25

All-in sustaining costs per realized silver equivalent ounce							$19.76
Inventory adjustments							$(1.72)
Adjusted all-in sustaining costs per realized silver equivalent ounce							$18.04